EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Oxbridge RE Holdings Limited and Subsidiaries (the "Company") of our report dated March 30, 2021, relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K of the Company for the years ended December 31, 2020 and 2019. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

February 8, 2022